Exhibit 10.32
Attachment A


                           Consulting Agreement


Proposal for consultation to Iomega Corporation.  Personal services of John
Myers.

SCOPE

Provide assistance and consultation to the CEO, Kim Edwards, of Iomega as directed by Kim Edwards.

Initial Focus:

*    Internal operations

*    Partnering strategies

*    Offshore manufacturing

*    Procurement

Report to the CEO the findings, recommendations, and actions in each area. Work with and through the CEO to complete the assessments and initiate appropriate actions.

TERMS

Daily rate:    $1250 per day plus out of pocket expenses.

Scope: 1 day every 3-4 weeks. Actual consulting services rendered will be under the full discretion of Kim Edwards. This agreement expires 12-31-95.




/s/ Kim B. Edwards                           /s/ John Myers

Kim Edwards, President & CEO                 John Myers
Iomega Corporation                           109 Bayshore Road,
Unit 1
                                             Nokomis, FL  34275